Exhibit 10.42

Confidential Treatment Request

[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission.

                                    ORIGINAL

JEB/CB                                                                   T-13042
02/04/05
03/04/05
03/08/05

                           L E A S E   C O N T R A C T

THIS LEASE CONTRACT entered into by and between "Landlord" and "Tenant" 14th day of March, 2005, in accordance with the terms and hereinafter set forth.

                              W I T N E S S E T H

                                   ARTICLE I

                       Summary of Basic Lease Provisions
                           and Certain Defined Terms

When used herein, the following terms shall have the indicated meanings:

1. "LANDLORD": Weingarten Nostat, Inc.
    "NOTICE ADDRESS": P.O. Box 924133, Houston, TX 77292-4133, Attn: General Counsel

2.  "TENANT":  Midnight Auto Franchise Corp.
    State Where  Incorporated:  Michigan  Corporate I.D.#:  383370288
    "TENANT'S TRADE NAME"/ (d/b/a): Midnight Auto
    "NOTICE ADDRESS":
    Primary  Address":  1835 E. Guadalupe,  E-116,  Tempe,  AZ 85283
    "Secondary Address": 3872 Rochester Rd, Troy, MI 78083, Attn: Dennis Spencer So long as Tenant is occupying the Leased Premises, the Primary Address shall to be the Notice Address. At any time when Tenant is not occupying the Lease the Secondary Address shall be deemed to be the Notice Address.

3.  "GUARANTOR": None

4. "LEASED PREMISES": Approximately 4,600 square feet constituting part of the Center as shown on Exhibit "A".

5.  LEASE TERM:
    "COMMENCEMENT DATE": Earlier of: (i) 60 days after tender of possession of Premises to Tenant, or (ii) the date upon which Tenant opens for business in Premises.
    "TERMINATION DATE": Last day of the 60th full calendar month after the Commencement Date.

6.  "MINIMUM RENT":  Lease Year 1: [*]
    Lease Year 2: [*]
    Lease Year 3: [*]
    Lease Year 4: [*]
    Lease Year 5: [*]

7.  "PERCENTAGE RENT": N/A

8. "PERMITTED USE": For the operation of an automotive repair center office automotive repair services such as oil changes, tune ups, tire changes, engine transmission service and related services; provided, however, in no event shall be permitted to engage in automotive body repair. Notwithstanding the forgoing Permitted Use shall be subject to conditions and restrictions set forth in sections 6.01.B., 6.06. and 7.01.B hereof.

9. "SECURITY DEPOSIT": [*] of [*] shall be applied to month's Minimum Rent and additional charges.

10. "ADDITIONAL CHARGES": (to commence on "Commencement Date" as defined in above):

    "COMMON AREA PAYMENT": [*] per month            "TAX PAYMENT": [*] per month
    "INSURANCE PAYMENT":   [*] per month            "WATER COSTS": [*] per month

THE SUBMISSION OF THIS LEASE FOR EXAMINATION BY TENANT AND/OR EXECUTION THEREOF DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE LEASED PREMISES AND THIS SHALL BECOME EFFECTIVE ONLY UPON EXECUTION BY ALL PARTIES HERETO AND DELIVERY OF A FULL COUNTERPART HEREOF BY LANDLORD TO TENANT.

*Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                              ARTICLE II - PREMISES

SECTION 2.01. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Leased Premises which shall be a portion of a building situated or to be situated substantially in the location which is shown outlined or hatched on the plot designated Exhibit "A", which is annexed hereto and incorporated by reference herein and made a part hereof for all purposes, such building now existing or to be constructed or being constructed on part of the tract of property described in Exhibit "B", which is annexed hereto and incorporated by reference herein and made a part hereof for all purposes. The land described in Exhibit "B" (as may be reduced or increased from time to time as designated by Landlord) and any existing and future buildings, parking area, sidewalks, service area and other improvements now existing or hereafter erected thereon are sometimes herein referred to as the "Shopping Center". Landlord reserves the right to place in, under, over or through the Leased Premises pipes, wires, lines, and facilities serving other areas of the Shopping Center provided such right is exercised in a manner which does not unreasonably interfere with Tenant's conduct of its business at the Leased Premises.

SECTION 2.02. In determining the floor area of the Leased Premises, distances shall be measured from the exterior face of all exterior walls and the center of all partition walls which separate the Leased Premises from any interior area. Walls separating the Leased Premises from a wall and corridor walls shall be deemed to be exterior walls of the Leased Premises.

SECTION 2.03. The Leased Premises shall be constructed in accordance with the Construction Rider attached hereto and incorporated by reference herein for all purposes.

                               ARTICLE III - TERM

SECTION 3.01. The term of this Lease shall commence on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated in accordance with the terms and conditions hereinafter set forth. At the request of Landlord from time to time made, Tenant will execute one or more memoranda or letters stating the commencement and termination dates of the Lease.

SECTION 3.02. Notwithstanding the fact that the lease will commence at a date subsequent to the execution of this instrument by Landlord and Tenant, such parties intend that each shall have vested rights immediately upon the signing of this instrument and that this instrument shall be fully binding and in full force and effect from and after execution hereof by Landlord and Tenant.

                               ARTICLE IV - RENTAL

SECTION 4.01. Tenant covenants and agrees to pay to Landlord the Minimum Rent in Houston, Harris County, Texas, at P. O. Box 201692, Houston, Texas 77216-1692 or at such other address as Landlord may from time to time designate in writing. All such Minimum Rent payments shall be made on the first day of each calendar month, monthly in advance, for each and every month in the term of this Lease. Upon commencement of the term of this Lease, Tenant will pay Landlord Minimum Rent for the first full calendar month of the lease term; but if the lease term does not commence on the first of a calendar month, Tenant will, in lieu of a full month's Minimum Rent, pay in advance a pro rata part of such sum as Minimum Rent for such partial month.

SECTION 4.02. The term "Gross Sales" includes all moneys or things of value received or receivable, including lease or rental revenue (without deductions for uncollectibles), by Tenant, its sublessees, licensees or concessionaires or others, for merchandise sold or services performed or equipment, or inventory items leased or rented or business conducted (including interest, time-price differential, finance charges and service charges on time-payment sales, credit sales or lay-a-way sales) in, about or from the Leased Premises (including, without limitation, orders received in person or by mail, telephone or electronically, orders placed at the Leased Premises by telephone, or electronically, inclusive of any e-commerce or kiosk type sales, and services performed by Tenant away from the Leased Premises), including transactions in which delivery is made to the customer at the Leased Premises but the order is taken elsewhere and transactions in which the delivery is made from the Leased Premises regardless of where the order is taken, receipts from mechanical and other vending machines, deposits not refunded to purchasers, and revenues, fees, and/or commissions received from the sale of lottery tickets. The term "Gross Sales" shall not include (1) excise or sales taxes added to the selling price of the item and paid by the tenant directly to the Government, or (2) refunds to customers not in excess of the original selling price of the item, or (3) transfers or exchanges of merchandise to another of Tenant's stores made in the regular course of Tenant's business and not for the purpose of avoiding consummation of a sale in the Leased Premises, or (4) returns to shippers of manufacturers, or (5) sales of Tenant's "Removable Trade Fixtures" (as hereinafter defined) after use by Tenant in the Leased Premises. Under no circumstances shall there be any deduction from Gross Sales by reason of Tenant's being liable to pay any franchise tax, capital stock tax, income tax or similar or dissimilar tax based upon Tenant's income, capital structure, or profits.

All Gross Sales will be recorded through modern methods in a manner approved in writing by Landlord. Complete records shall be accurately maintained by Tenant on all operations conducted at the Leased Premises. Such records, together with cash register total slips, sales slips and tax returns relating to the business at the Leased Premises will be retained by Tenant for three (3) years after preparation, and will be open to inspection by Landlord at all reasonable times.

The term "Lease Year", as used herein, shall, in the case of the first Lease Year, mean the period which commences with the Commencement Date and terminates on the last day of the twelfth (12th) full calendar month after the Commencement Date or alternatively, the period which commences on the Commencement Date and terminates on the last day of the twelfth (12th) full calendar month after the Minimum Rent Commencement Date, if a Minimum Rent Commencement Date is provided herein. Such first Lease Year shall include the partial month, if any, at the beginning of the lease term if the Commencement Date is not the first day of a calendar month.

Each subsequent "Lease Year" shall mean a period of twelve (12) full calendar months commencing with the date following the last day of the first Lease Year, and commencing with each subsequent annual anniversary of such day.

The last Lease Year of the lease term shall be the period which commences on the day immediately following the last day of the preceding Lease Year and terminates on the last day of the lease term. Accordingly, such last Lease Year may be less than twelve (12) full calendar months, depending upon the date of termination of the lease term.

Within fifteen (15) days after the end of each three month period in the lease term, Tenant will deliver to Landlord a statement signed by Tenant (if Tenant is an individual), or a general partner of Tenant (if Tenant is a partnership) or a responsible corporate officer of Tenant (if Tenant is a corporation) accurately setting forth the amount of Gross Sales made during such three month period, itemized in reasonable detail.

SECTION 4.03. All rent and other sums hereunder provided to be paid by Tenant shall be due and payable by Tenant without demand, deduction, abatement or off-set except as expressly provided herein. Past due rent and other past due payments shall bear interest from maturity at the rate of twelve percent (12%) per annum (or, at Landlord's option, a monthly variable rate equal to 400 basis points greater than the "prime rate" at Bank One, Arizona, N.A.) from the date due until paid.

All other sums and charges of whatsoever nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, all payments set forth in Article XXII, below entitled "Additional Rent") constitute additional rent (whether or not same be designated "Additional Rent") and failure by Tenant to timely pay such other sums or charges may be treated by Landlord as a failure by Tenant to pay Minimum Rent.

                              ARTICLE V - UTILITIES

SECTION 5.01. Tenant will at its own cost and expense pay for all water, sanitary sewer, gas, electricity and other utilities used in the Leased Premises and will save and hold Landlord harmless from any charge or liability for same. Except for water and sanitary sewer service, all utilities are separately metered to the Leased Premises and Tenant shall make payments directly to the suppliers of such utilities. Water and sanitary sewer service is metered in common with other occupants of the Shopping Center. Tenant shall pay the Water Costs (as set forth in Article I.10 hereof) for each and every month during the term of this Lease, and Landlord shall have the right, exercisable by notice to Tenant at any time during the term of this Lease, to adjust the monthly amount Tenant shall pay for Water Costs to more accurately reflect Landlord's estimate of Tenant's actual water usage, and additionally, Landlord may submit an invoice to Tenant for the difference between the actual cost of supplying water to the Leased Premises and the amount theretofore paid by Tenant during any calendar year. Tenant may, at its option, install a flow meter at the Leased Premises in order to measure the amount of water flowing into the Leased Premises. In such event, "Water Costs" shall be adjusted based on Tenant's actual usage, which shall be calculated by multiplying the cost of the water flowing through the common meter by a fraction, the numerator of which is the amount of water actually flowing through the flow meter and the denominator of which shall be the amount of water flowing through the common meter.

SECTION 5.02. No interruption or malfunction of any utility services shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of off-set or recoupment. In the event of any such interruption of any such services, Landlord shall use reasonable diligence to restore such service in any circumstances in which such interruption is caused by Landlord's fault. Notwithstanding any term or provision to the contrary contained herein, in the event that such utility services are interrupted due to the negligence of Landlord for a period longer than twenty-four (24) hours, and provided that Tenant shall have given notice of such interruption to Landlord, then to the extent that Tenant cannot and does not conduct its business in the Leased Premises due to such interruption, Minimum Rent and additional charges shall abate until such interrupted utility services have been restored.

                                ARTICLE VI - USE

SECTION 6.01.A. Tenant will use the Leased Premises solely for the Permitted Use. Tenant will not use or permit use of the Leased Premises for any other purpose without the written consent of Landlord. Such store will be advertised as and operated under the Tenant's Trade Name. Tenant, at its own expense: will comply with all federal, state, municipal and other laws, codes, ordinances, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant; will comply with such regulations as Landlord may promulgate regarding sanitation, cleanliness and other matters at the Leased Premises or within the Shopping Center, including without limitation removal of garbage, trash and other waste. Tenant will not conduct any auction or bankruptcy or fire or "lost-our-lease" or "going-out-of-business" or similar sale or make any unlawful use of the Leased Premises or permit any unlawful use thereof.

SECTION 6.01.B. Tenant covenants and agrees that any noise created in the conduct of Tenant's business will be kept to a sufficiently low level so as not to disturb other tenants and customers in the Shopping Center. In no event shall Tenant (or Tenant's customers and invitees) accelerate vehicle engines to such RPM levels which would be a nuisance to other tenants and customers in the Shopping Center.

SECTION 6.02. Tenant will join and participate in any association of merchants in the Shopping Center and will in good faith cooperate in any reasonable advertising or promotional programs of such association.

SECTION 6.03.A. Tenant binds and obligates itself to occupy and use the entire Leased Premises continuously during the entire term of this Lease at least six
(6) days per week during reasonable business hours for the purpose provided above and will operate such business during such period with diligence, in accordance with the best standards of operation of such business. Nothing contained herein shall be deemed to prohibit Tenant from remaining open for business until 12:00 midnight.

SECTION 6.03.B. So long as Tenant is open and operating its business in the Leased Premises for the Permitted Use described in Article I.8 hereof, and there has not occurred an "Event of Default" (as defined in Article XVI hereof), Landlord agrees that it will not, after the date hereof, directly lease space in the Shopping Center to any other tenant whose primary business will be automotive repair center offering oil changes, tune ups, tire changes, engine repairs, transmission service and related services (hereinafter a "Competing Business"), or amend or modify and existing lease so as to permit operation of a Competing Business. This limitation shall not apply to present tenants (or their assignees or sublessees) whose leases may not prohibit such use. If, at any time during the term of the Lease, Tenant should cease operating its business at the Leased Premises (except for cessation of operations caused and continuing solely by reasons of Force Majeure, as hereinafter defined) then the provisions of this
Section 6.03.B. limiting Landlord's right to lease space in the Shopping Center for the purpose set forth above shall be immediately rendered null and void. Further, in the event any third party shall commence any action or lawsuit as a result of this agreement, this provision shall be rendered null and void and Tenant shall indemnify and hold Landlord harmless for all costs and expenses incurred, including attorneys' fees, in defending such action.

If Tenant determines that Landlord has violated the provisions of this Section 6.03.B., Tenant shall give Landlord written notice of such violation, and Landlord shall have thirty (30) days from receipt of the notice within which to cure the violation. If such violation is not cured timely, then Tenant, as its exclusive remedy, shall have the right to pay, in lieu of the Minimum Rent stated in the Lease, an amount equal to fifty percent (50%) of the Minimum Rent otherwise payable under the terms of the Lease (hereinafter "Alternate Rent") until the violation has been cured; provided, however, the payment of such Alternate Rent shall not continue in effect for longer than six (6) months, and after six (6) months of the payment of Alternate Rent, Tenant must elect to either (i) terminate this Lease upon thirty (30) days prior written notice to Landlord, or (ii) keep this Lease in effect and to again commence payment of Minimum Rent, and all additional rent at the rates provided in this Lease. Time is of the essence. If Tenant fails to give Landlord written notice of termination within ten (10) days after expiration of the six (6) month Alternate Rent period, Tenant will be deemed to have elected to keep this Lease in effect and recommence the payment of Minimum Rent and all additional rent at the rates provided in the Lease. Nothing contained herein shall be deemed to reduce the amounts payable by Tenant as additional rent during any period that Tenant has the right to pay Alternate Rent.

SECTION 6.04. Landlord hereby agrees to contract for the supplying of a "dumpster" for Tenant's use. Tenant shall place all of its trash from the normal operation of its business activities at the Leased Premises (excluding construction) into the dumpster container provided by Landlord, and Tenant agrees that no other trash container may be utilized by Tenant outside the Leased Premises. Landlord hereby agrees to contract for a dumpster service which will empty the dumpster on a regular basis.

In consideration for Landlord's supplying a dumpster and contracting for the service to said dumpster, Tenant shall reimburse Landlord for the cost of such service, which such cost shall be included in Tenant's "Common Area Payment" (as hereinafter defined). In Landlord's sole judgment, should Tenant's usage of said dumpster service exceed the usage of other tenants in the Shopping Center (calculated on a per square foot basis), Landlord shall have the right to increase the amount paid by tenant in its Common Area Payment to more accurately reflect Tenant's actual usage.

Alternatively, at any time upon ten (10) days written notice to Tenant, Landlord may terminate Tenant's right to use Landlord's dumpster service program and require that Tenant contract separately for trash disposal services. Thereafter, Tenant shall be responsible, at its sole cost and expense, for the removal of its trash and rubbish, and Tenant's Common Area Payment shall not include fees for such services.

SECTION 6.05. Tenant shall install and maintain a locking system for the Leased Premises in accordance with Landlord's standard requirements.

SECTION 6.06. Tenant shall not use (or allow the use of) any of the Leased Premises or any portion of the Shopping Center for any activities involving the use, generation, handling, release, threatened release, treatment, storage, discharge, disposal or transportation of any "Hazardous Materials" (as hereinafter defined), in particular, asbestos or asbestos containing material, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, except in such quantity or concentration that is customarily used, stored or disposed in the ordinary course of the business conducted on the Leased Premises pursuant to Article I.8., "Permitted Use" so long as (i) such activity duly complies with applicable "Environmental Laws" (as hereinafter defined) and good and safe business practice, (ii) waste oil and other automotive waste products are stored in above-ground containers (Tenant being specifically prohibited from utilizing under ground storage tanks for storage of waste products); (iii) any storage and disposal takes place in accordance with applicable Environmental Laws at disposal facilities and at locations other than the Leased Premises and the Shopping Center which are duly permitted in accordance with Environmental Laws, and (iv) such use, storage or disposal does not require Tenant, any agent or employee of Tenant or any operator of the Leased Premises to have a hazardous waste generator identification number or any other authorization from or registration with any governmental authority based primarily on or related primarily to the Hazardous Material in question. If Tenant violates the foregoing covenant resulting in an "Environmental Claim" (as hereinafter defined) or if any Environmental Claim arises against Tenant and/or the Leased Premises, then Tenant agrees to (a) notify Landlord immediately of any such Environmental Claim and (b) after consultation and approval by Landlord, clean up any contamination in full compliance with all applicable Environmental Laws and/or take such other action as may be required by any governmental authority or applicable Environmental Laws. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

Mutual Environmental Indemnity. Tenant agrees to indemnify and hold harmless Landlord from and against any and all Environmental Claims arising during the Lease Term in connection with the presence or suspected presence of Hazardous Materials in or on the Leased Premises or Shopping Center which are present as a result of negligence, willful misconduct or other acts or omissions of Tenant, Tenant's agents, employees, contractors, invitees, vandals, burglars or other unauthorized entrants. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, which is performed as a result of negligence, willful misconduct or other acts or omissions of Tenant, Tenant's agents, employees, contractors, invitees, vandals, burglars or other unauthorized entrants.

Landlord agrees to indemnify, defend, and hold Tenant harmless from and against any and all Environmental Claims arising out of or in connection with any environmental condition or contamination existing in, on or under the Leased Premises or Shopping Center which existed prior to the date upon which Landlord tendered possession of the Leased Premises to Tenant, or due to any act or omission of Landlord and/or prior tenants/occupants of the Leased Premises.

The following terms shall the following meaning:

    "HAZARDOUS MATERIALS" means (a) any substance included within the statutory or regulatory definition of (i) "hazardous waste" pursuant to the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 ET SEQ.), as amended from time to time ("RCRA"), (ii) "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 ET SEQ.) as amended from time to time ("CERCLA") and (iii) "hazardous materials" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. App. Section 1980 ET SEQ., as amended from time to time ("HMTA"), (b) any material, waste or substance which is or contains (i) oil, petroleum, or any fraction thereof, (ii) formaldehyde, (iii) radioactive materials, (iv) asbestos or (v) polychlorinated bipheyls, (c) any material, waste or substance the presence of which on any part of the Leased Premises or the Shopping Center is prohibited by any governmental authority and (d) any other material, waste or substance that, pursuant to any governmental requirement, requires special handling in its collection, storage, treatment, transportation or disposal.

    "ENVIRONMENTAL CLAIM" means any claim, demand, action, cause of action, suit, loss, cost, damage, punitive damage, fine, penalty, expense, liability, criminal liability, judgment, governmental or private investigation relating to remediation or compliance with requirements of Environmental Laws. The term "Environmental Claim" also includes any costs incurred in responding to efforts to require remediation and/or compliance and any claim based upon any asserted or actual breach or violation of any requirements of any Environmental Laws.

     "ENVIRONMENTAL LAWS" means CERCLA, RCRA, the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., the Clean Water Act, 33 U.S.C. ss. 1251 ET SEQ., as amended by the Oil Pollution Act of 1990, Pub. L. No. 101-380, 104 Stat. 484
(1990) ("OPA"), the Safe Drinking Water Act, 42 U.S.C. ss. ss. 300f-300j, the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., HMTA, the Williams-Steiger Occupational Safety and Health Act, the Texas Water Code, the Texas Health and Safety Code, the Texas Natural Resources Code, any amendments to any of the foregoing and regulations promulgated under them from time to time, and any and all other laws, rules, regulations, ordinances, orders or guidance documents now or hereafter in effect of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority or any judicial or administrative decision relating thereto that relate to (i) improper use or treatment of wetlands, pinelands or other protected land or wildlife,
(ii) pollution, contamination, preservation, protection, remediation or clean-up of the air, surface water, ground water, soil or wetlands, (iii) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, recycling, treatment, storage, disposal or transportation, (iv) exposure of, or damage or injury to persons or property relating to Hazardous Materials and (v) maintaining, disclosing or reporting information to governmental authorities or any other persons under any Environmental Laws.

                           ARTICLE VII - COMMON AREA

SECTION 7.01. A. Landlord will provide and maintain a "Common Area" (as hereinafter defined) in the Shopping Center and make necessary repairs thereto and, except when prevented from doing so by causes beyond its control, Landlord will also provide lighting in the parking area in the Shopping Center from dusk until dawn. Tenant, its employees, customers and invitees shall have the non-exclusive use, along with others, of the Common Area. Landlord shall have the right, from time to time, to change the arrangement, layout and/or size of the Common Area, and designate employee parking spaces and tenant truck loading zones, and to do and perform such other acts in the Common Area as Landlord shall, in its good faith judgment, determine to be advisable. Landlord shall have the right, from time to time, to establish, modify and enforce rules and regulations with respect to the Common Area and to police same.

     B. For purposes of this Lease, the phrase "Common Area" includes the aforesaid customer's parking area, employees' parking area, service drives and service roads, traffic islands, landscaped areas, loading and service areas, sidewalks, roofs, gutters and downspouts, sprinkler risers serving all or any buildings located in the Shopping Center, electrical gutters serving all or any buildings located in the Shopping Center, and such other portion or portions of the Shopping Center (not leased or rented or held by Landlord for the purposes of being leased or rented to other tenants) as may from time to time be designated or treated by Landlord as part of the Common Area, as well as drainage facilities and lighting facilities servicing any one or more of the aforesaid areas.

SECTION 7.02.A. Tenant will at all times keep all merchandise and displays within the Leased Premises and will not at any time display any merchandise or offer it for sale or permit it to be on adjacent sidewalks or any other point outside the Leased Premises, nor will Tenant in any other way use or obstruct such sidewalks or other area outside the Leased Premises.

SECTION 7.02.B. Tenant shall be permitted to utilize a portion of the Common Area immediately adjacent to the Leased Premises (the exact location of which is designated on Exhibit "A" attached hereto and made a part hereof) for the purpose of parking and staging vehicles for service ("Staging Area") subject to the following conditions and restrictions: (i) Tenant will not obstruct pedestrian or vehicular traffic in the Staging Area or Common Area; (ii) Tenant will be responsible for cleaning and removing debris generated by Tenant's use of the Staging Area; (iii) In no event shall Tenant be permitted to perform repairs in the Staging Area or in any portion of the Common Area (however, Tenant shall be permitted to perform diagnostic tests using hand-held computers in the Staging Area), or place equipment and tools in the Common Area, and repairs and service shall be performed only within the Leased Premises; (iv) at such times when the Leased Premises is closed for business, Tenant shall not be permitted to park vehicles in the Staging Area or in any portion of the Common Area, and (v) Tenant hereby assumes all liability for injury to any person or damage to any property arising out of its use of the Staging Area, and Tenant agrees to hold Landlord harmless for and against any such loss.

SECTION 7.03. Nothing in this Article or elsewhere in this Lease shall be construed as constituting the Common Area, or any part thereof, as part of the Leased Premises.

                    ARTICLE VIII - ASSIGNMENT AND SUBLETTING

SECTION 8.01. Except for a "Permitted Sublease" (as hereinafter defined), neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises or sublease any operating department therein without the prior express written permission of Landlord (which consent shall not be "unreasonably" withheld as such term is

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

defined in Section 8.01.B), and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect. This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

SECTION 8.01.B. Without intending to limit landlord's right to be "reasonable", in the event Tenant should request Landlord's written consent to a proposed assignment or subletting and Tenant's proposed assignee or sublessee does not satisfy all of the three (3) conditions set forth below, then, should Landlord withhold consent to such proposed assignment or subletting, such withholding of consent shall be deemed "reasonable" and not "unreasonable".

        Condition 1:  That the proposed  assignee or sublessee  will continue to use the premises for that use as set forth in Article VI, hereof.

        Condition 2.  That the proposed  assignee or sublessee has at least five
                      (5) years experience in managing and operating the type of business as is described in Article VI, hereof.

        Condition 3.  That the  proposed  assignee  has a net worth  (based upon generally accepted accounting principles) equal to or greater than $500,000.00.

SECTION 8.01.C. In the event of a proposed assignment or subletting, Tenant shall notify Landlord in writing of its desire to assign or sublet the Leased Premises. Along with such notice, Tenant shall supply Landlord with the name of the proposed assignee or sublessee, a financial statement of the proposed assignee or sublessee (including both an income statement and balance sheet), and a resume covering the business experience of the proposed assignee or sublessee. Within ninety (90) days after receipt of said written notice from Tenant, Landlord shall exercise one of the following options on ten (10) days prior written notice to Tenant:

        Option 1:     Landlord may accept the proposed assignee or sublessee and
                      Tenant may proceed with its assignment or subletting.

        Option 2.     Landlord  may reject the  proposed  assignee or  sublessee based upon the criteria set forth in Section 8.01.B., above. In the event Tenant believes that Landlord is unreasonably withholding the granting of its consent, the exclusive remedy of Tenant shall be to seek a declaratory judgment relating solely to this issue and said judgment shall be binding on both Landlord and Tenant. Following a decision in favor of Tenant, if Landlord fails to exercise
                      Option 3 within ten (10) days thereafter, Landlord shall be deemed to have exercised Option 1. Tenant shall not have the right in any event to terminate this Lease, recover damages, abate or withhold rent, or exercise any other remedy.

        Option 3:     Landlord may  exercise a right of first  refusal to retake
                      the   Leased    Premises   and   terminate   this   Lease,
                      notwithstanding  that the  qualifications  of the proposed assignee or sublessee might conform to the  reasonableness criteria  set forth in  Section  8.01.B.,  above.  In such event,  the parties would have no further  obligations  to one another except for monetary  obligations which accrued
                      prior   to   the    effective    date   of    termination.
                      Notwithstanding  the  foregoing,  in  the  event  Landlord elects to terminate  this Lease pursuant to this Option 3,
                      Tenant  shall  have a period  of ten (10)  days  following receipt of such notice of  termination  in which to notify
                      Landlord  in  writing  that Tenant  elects  to rescind its
                      request  for  Landlord's  approval  of   the  contemplated
                      assignment. In such event, Tenant shall continue to operate the Leased Premises for business and this Lease shall remain in full force and effect.

SECTION 8.01.D. Notwithstanding that the prior express written permission to any of the aforesaid transactions may have been obtained, the following shall apply:
(1) in the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefore along with Tenant; (2) a signed counterpart of all such instruments relative thereto executed by all parties to such transaction (with the exception of Landlord) shall be submitted by Tenant to Landlord within ten (10) days of execution of the same (it being understood that no such instrument shall be effective without the written consent of Landlord); and (3) in any case where Landlord consents to an assignment or subletting, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder (including, without limitation, the obligation to pay all rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant and/or any assignee without demand upon or proceeding in any way against any other person.

SECTION 8.02. If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this instrument (or at any future time) shall constitute an assignment for the purpose of this Lease. Any change in ownership occurring as a result of the purchase or acquisition of a majority of the voting stock in Tenant shall not constitute an assignment for purposes hereof so long as the net worth of Tenant following such purchase or acquisition (according to generally accepted accounting practices) is at least a great as the net worth of Tenant as of the date of this Lease.. For purposes of this Section 8.02, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved. Norwithstanding the foregoing, if the "Tenant" hereunder should become an entity whose shares are publicly trade on the New York Stock Exchange, American Stock Exchange or NASDAQ National Market, nothing contained herein shall be deemed to limit or restrict the sale, trade or exchange of such shares.

SECTION 8.03. If this Lease be assigned or if the Leased Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Leased Premises or if the Leased Premises be occupied in whole or in part by anyone other than Tenant, Landlord may nevertheless collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

SECTION 8.04. Tenant may, without the prior consent of Landlord, sublease the Leased Premises, to "All Night Auto of Phoenix, Inc." for the Permitted Use described in Article I.8. hereof (hereinafter a "Permitted Sublease"). On or before the effective date of any Permitted Sublease, Tenant shall provide Landlord with written notice thereof. Nothing contained herein shall be deemed to release Tenant from the performance of its obligations under the Lease, and Tenant shall remain directly and primarily liable for the performance of its covenants, duties and obligations hereunder.

                      ARTICLE IX - REPAIR AND MAINTENANCE

SECTION 9.01 Landlord will repair and maintain only the following portions of the Leased Premises: roof (exclusive of flashing around the rooftop air conditioning unit); structural portions of the Leased Premises (consisting only of the foundation and members supporting the roof); and any utility lines (sewer, water, gas or electrical) located outside the boundaries of the Leased Premises that serve other premises in common with the Leased Premises. If, however, damage to any of the foregoing is caused by the acts or omissions of Tenant, its agents, contractors, employees, customers or invitees, or any burglar, vandal, or unauthorized entrant, then notwithstanding the provisions of
Article XI, Tenant shall bear the cost of such repairs.

SECTION 9.02. All maintenance, repair and replacements other than those required to be made by Landlord in Section 9.01 or Articles XI or XIX will be made by Tenant at Tenant's cost and expense, including without limitation, heating and air conditioning equipment (whether roof mounted or otherwise affixed outside the Leased Premises); electrical and plumbing equipment; all fixtures; all wiring and plumbing lines (whether exposed or concealed); doors, door frames, molding, trim, windows, window frames, closure devices, hardware, plate glass and floor covering. Tenant shall not make or permit any penetration in the roof above the Leased Premises and shall be responsible for all rooftop flashing around the rooftop air conditioning unit. If any such roof penetration is required in connection with Tenant's repair responsibilities, Landlord shall perform such roof penetration at Tenant's cost, which shall be paid upon demand.

If Landlord considers necessary any repairs, maintenance or replacements required to be performed by Tenant, under this Lease, and if Tenant refuses or neglects to perform same after reasonable notice (except in the event of an emergency, when no prior notice shall be required), Landlord shall have the right (but shall not be obligated), to perform such repair, maintenance or replacement and Tenant will pay the cost thereof on demand.

SECTION 9.03. Tenant will not commit waste but will maintain the Leased Premises in a clean, attractive condition and in good repair, and shall also keep adjacent sidewalks clean. Upon termination of this Lease, Tenant will surrender the Leased Premises to Landlord broom-clean and in the same condition in which they existed at the commencement of this Lease, excepting only ordinary wear and tear, damage arising from acts of God, and any damages required hereunder to be repaired by Landlord. Upon termination, Tenant will also surrender to Landlord all keys to the Leased Premises.

SECTION 9.04. Landlord will have a right to enter the Leased Premises at any reasonable time (including during Tenant's business hours) to inspect the condition thereof, to make necessary repairs or to repair or maintain pipes, wires, and other facilities serving other premises in the Shopping Center.

SECTION 9.05. Should any mechanic's liens or other liens or affidavits claiming liens be filed against the Leased Premises or the Shopping Center for any reason whatsoever incident to the acts or omissions of Tenant, its agents or contractors, Tenant shall cause the same to be cancelled and discharged of record by payment, bonding in accordance with the requirements of A.R.S.,
Section 33-1004, or otherwise, within fifteen (15) days after notice by Landlord.

                        ARTICLE X - ADDITIONS AND FIXTURES

SECTION 10.01. Tenant will make no exterior or structural alterations or additions to the Leased Premises without the prior written consent of Landlord. Except for Tenant's initial construction, if any, which shall be governed by the Construction Rider attached hereto, Tenant shall be permitted to make interior, non-structural alterations or additions to the Leased Premises without Landlord's prior approval provided that such alterations cost $10,000.00 or less per occurrence. At such time as Tenant requests such written consent of Landlord, Tenant shall submit plans and specifications for such alterations or additions to Landlord. Tenant is solely responsible for compliance with all municipal, State and Federal rules, regulations, and laws which govern Tenant's construction and occupancy of the Leased Premises. Landlord's approval of Tenant's plans and specifications is to satisfy a condition precedent to the commencement of Tenant's construction, and should not be relied upon by Tenant as a representation or warranty by Landlord of any kind or nature, expressed or implied, all of which are hereby disclaimed. Landlord makes no representation or warranty that Tenant's proposed construction is structurally sound, is in compliance with the above-mentioned rules, regulations, or laws, or is sufficient to obtain all required permits.

SECTION 10.02. Subject to the rights of Landlord referred to in Article XV, Tenant shall remove only "Removable Trade Fixtures", as hereinafter defined, (excluding all components of the HVAC system, pipes, paneling or other wall covering or floor covering), and, in addition to other applicable provisions of this Lease regarding such removal, the following shall apply: (1) such removal must be made on or before the Termination Date; and (2) such removal must be effected without permanent damage to the Leased Premises or the building of which the Leased Premises are a part and Tenant must promptly repair all damage caused by such removal. For the purposes hereof, the phrase "Removable Trade Fixtures" means the following: all of Tenant's signage and any trademarked items, furniture, tools and equipment, including safety and metering equipment, computer equipment, telephone and communications equipment, and other business machines, documentation, process and operational materials.

All plumbing or electrical wiring connections exposed as a result of the removal of Tenant's Removable Trade Fixtures, or other alterations, additions, fixtures, equipment and property installed or placed by it in the Leased Premises (if such removal is so requested by Landlord) shall be capped by Tenant in a safe and workmanlike manner.

SECTION 10.03. Tenant shall pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority upon Tenant's leasehold interest under this Lease and all alterations, additions, fixtures (including Removable Trade Fixtures), inventory and other property installed or placed or permitted at the Leased Premises by Tenant. Within thirty (30) days after notice from Landlord, Tenant shall furnish Landlord a true copy of receipts evidencing such payment received by Tenant from the governmental authority or other taxing authority assessing such charges.

                 ARTICLE XI - FIRE AND DESTRUCTION OF PREMISES

SECTION 11.01. If (a) the Leased Premises are destroyed or damaged to any extent by fire or other casualty and, as of the date of loss, at least thirty six (36) full calendar months remain in the term of this Lease, or (b) the Leased Premises are damaged to an extent of less than thirty percent (30%) of replacement cost above the foundation at any time when less than thirty six (36) but at least twenty four (24) full calendar months remain in the term of this Lease, or (c) the Leased Premises are damaged to an extent of less than twenty percent (20%) of replacement cost above the foundation at any time when less than twenty four (24) but at least twelve (12) full calendar months remain in the term of this Lease, then Landlord shall be obligated to repair and restore the Leased Premises, at Landlord's sole cost and expense, to the condition that existed upon the date Landlord originally tendered possession of the Leased Premises to Tenant. If the Leased Premises should be destroyed or damaged by fire or other risk other than as provided in the immediately preceding sentence, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises, and Landlord will notify Tenant of its election within thirty (30) days after receipt of written notice from Tenant of such damage or destruction.

Notwithstanding that the Leased Premises may not be destroyed or damaged by fire or other casualty, in the event that other buildings containing twenty percent (20%) or more of the ground floor building area of the Shopping Center shall be damaged or destroyed by fire or other casualty, whether or not covered by Landlords fire and extended coverage insurance, Landlord shall have the election to terminate this Lease or to continue this Lease in full force and effect, and Landlord will notify Tenant of its election within thrity (30) days after receipt of written notice by Landlord of such damage or destruction.

SECTION 11.02. In any circumstances described above where Landlord is either obligated to repair and restore the Leased Premises, or where Landlord elects to repair and restore the Leased Premises, this Lease shall continue in full force and effect, and such repairs will be made by Landlord within a reasonable time thereafter, subject to delays caused by governmental restrictions, strikes, lockouts, shortages of labor or material, acts of God, war or civil commotion, fire, unavoidable casualty, inclement weather or any other cause beyond the control of Landlord (all of the aforesaid causes for delay being herein sometimes referred to as "Force Majeure"). Minimum Rent shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant and not actually used by Tenant in the ordinary conduct of its business.

                      ARTICLE XII - LIABILITY AND INDEMNITY

SECTION 12.01. Tenant agrees to indemnify and hold Landlord and Landlord's employees harmless from all losses, claims, and liability (including costs and expenses of defending against all of the aforesaid) arising (or alleged to arise) from any act or omission of Tenant or Tenant's agents, employees, assignees, sublessees, contractors, customers or invitees, or arising from any injury to or death of any person or persons or damage to or destruction of the property of any person or persons occurring in or about the Leased Premises on the sidewalks adjacent thereto, or in the Staging Area (defined in Section 7.02.B., and Tenant assumes responsibility for the condition of the Leased Premises and agrees to give Landlord written notice in the event of any damage, defect or disrepair therein.

SECTION 12.02. Tenant agrees to take out and maintain at all times during the lease term a policy of fire and extended coverage insurance on its alterations and other personal property placed at the Leased Premises (including, but not limited to the rooftop HVAC and plate glass). Such policy shall contain a replacement cost endorsement. In the event that Tenant sustains a loss by reason of fire or other casualty, and such fire or casualty is caused in whole or in part by acts or omissions of Landlord, its agents, servants or employees, then Tenant agrees to look solely to its insurance proceeds (if any); and Tenant shall have no claim or right of recovery against Landlord, or the agents, servants or employees of Landlord; and no third party shall have any claim or right of recovery by way of subrogation or assignment or otherwise. Such insurance policy shall contain a loss payable clause designating Tenant and Landlord as loss payees as their respective interests may appear. Tenant shall be responsible for the safety and personal well being of Tenant's employees, both within the Leased Premises and in the Common Area. Tenant agrees that Landlord shall not be responsible or liable to Tenant or those claiming under Tenant (including, without limitation, Tenant's agents, servants, employees, customers and invitees) for injury, death or damage or loss occasioned by the acts or omissions of persons occupying any other part of the Shopping Center or occasioned by the condition of the Shopping Center or property of any other occupant of any part of the Shopping Center or the acts or omissions of any other person or persons present at the Shopping Center who are not occupants of any part thereof, whether or not such persons are present with the knowledge or consent of Landlord, and Tenant agrees to indemnify and hold Landlord harmless from all losses, claims, suits, actions, damages, and liabilities arising (or alleged to arise) therefrom.

SECTION 12.03. Tenant will take out and maintain, at its own cost and expense, commercial general liability insurance coverage in a minimum amount of
$2,000,000.00 combined single limit and shall include products liability coverage. Such policy shall name Landlord (and any of its affiliates, subsidiaries, successors and assigns designated by Landlord) and Tenant as the insureds.

If Tenant is engaged in any way in the sale of alcoholic beverages, either for consumption of alcoholic beverages on the premises or off the premises, Tenant will also maintain liquor liability insurance with the limits of not less than $1,000,000.00 each common cause and $1,000,000.00 aggregate. If written on a separate policy from the commercial general liability policy, such policy shall name Landlord (and any of its affiliates, subsidiaries, successors and assigns designated by Landlord) as an additional insured.

SECTION 12.04. The policies of insurance required to be maintained by Tenant under the terms of this Lease are referred to in this Section 12.04 in the singular as a "Required Policy" and in the plural as "Required Policies". All Required Policies shall be in a form and with a company acceptable to Landlord and shall be endorsed so as to be non-cancellable with respect to Landlord and not subject to material change except upon thirty (30) days prior written notice to Landlord given in the manner set forth in Article XXIII, below. Tenant agrees to initially deliver to Landlord a duplicate original or certificate of each Required Policy upon tender of possession of the Leased Premises to Tenant and at all times during the lease term, to maintain a duplicate original or a certificate of all Required Policies on deposit with Landlord.

                        ARTICLE XIII - DIVERSION OF SALES
                             (Intentionally Omitted)

                         ARTICLE XIV - SECURITY DEPOSIT

SECTION 14.01. Tenant will, promptly upon execution of this instrument, pay to Landlord the Security Deposit, if any, which may be commingled by Landlord with its other funds and which shall be received and held by Landlord without liability for interest as security for the faithful performance of all of the terms and provisions of this Lease by Tenant, including the obligation to pay rent. If Tenant should default with respect to any covenant, duty or obligation of Tenant hereunder, then the Security Deposit, or any part thereof, may be applied by Landlord on the damages sustained by Landlord by reason of any such default or on indebtedness owing by reason of any failure of Tenant to make any required monetary payment hereunder. At any time or times when Landlord has made any such application of all or any portion of the Security Deposit, Landlord shall have the right at any time thereafter to request that Tenant pay to Landlord a sum equal to the amount(s) so applied by Landlord so that Landlord will always be in possession of a sum equal to the amount of the Security Deposit stated above.

                      ARTICLE XV - DISPOSITION OF PROPERTY

SECTION 15.01. In the event that Landlord shall have taken possession of the Leased Premises pursuant to the authority hereinafter granted in connection with an Event of Default or for any other lawful reason and provided that Landlord has first given Tenant fifteen (15) days written notice to remove all of its furniture, fixtures, equipment, inventory and other personal property located in the Leased Premises, Landlord shall have the right to remove from the Leased Premises and Shopping Center (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the county in which the Leased Premises are located or dispose of same in any manner acceptable to Landlord; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal, storage and/or disposal and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal, storage and/or disposal. Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.


          ARTICLE XVI - DEFAULT, REMEDIES AND DETERMINATION OF DAMAGES

SECTION 16.01. Each of the following acts or omissions of Tenant or occurrences shall constitute an Event of Default:

     (a) Failure or refusal by Tenant to timely pay Minimum Rent or any other sum when due following ten (10) days written notice; provided that, in no event shall Landlord be required to give such notice more than two (2) times during any calendar year, and from and after Tenant's third (3rd) such failure or refusal during any calendar year, Landlord shall be entitled to exercise any or all of the remedies set forth in Article XVI without prior notice to Tenant; or

     (b) Failure or refusal by Tenant to comply with the obligations of Tenant set forth in the first grammatical sentence of Section 6.01.A. and/or
     Article VIII of this Lease and such failure or refusal continues for a period of ten (10) days after written notice thereof to Tenant; or

     (c) Failure or refusal by Tenant to timely perform or observe any other covenant, duty or obligation of Tenant under this Lease; provided, however, notwithstanding the occurrence of such Event of Default, Landlord shall not be entitled to exercise any of the remedies provided for in this Lease or by law unless such Event of Default continues beyond the expiration of thirty (30) days following notice to Tenant of such Event of Default; however, in the event such other covenant, duty or obligation reasonably requires more than thirty (30) days for the curing thereof, such failure to cure shall not be deemed to be an "Event of Default" if Tenant shall have commenced the curing of such failure within such thirty (30) day period and having commenced such curing carries forward the curing thereof to completion with reasonable diligence; or

     (d) Abandonment or vacating of the Leased Premises or any significant portion thereof; or

     (e) The entry of a decree or order for relief by a court having jurisdiction over Tenant or any guarantor of Tenant's obligations hereunder in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any guarantor of Tenant's obligations hereunder or for any substantial part of either of said parties' property, or ordering the winding-up or liquidation of either of said parties' affairs; or

     (f) The commencement by Tenant or any guarantor of Tenant's obligations hereunder of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law.

SECTION 16.02. This Lease and the term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, after such notice, if any, as is provided in Section 16.01, Landlord may, at its option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following:

     (a) Terminate this Lease or Tenant's right to possession of the Leased Premises, in either event, Tenant shall immediately surrender possession of the Leased Premises to Landlord;

     (b) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

Upon the occurrence of an Event of Default, Landlord shall not be obligated to give any notice (written or oral) regarding Landlord's exercise of any remedies hereunder. Tenant hereby waives (to the extent legally permissible) any and all notices otherwise required under common law or by statute, as same presently exist or may be hereafter amended.

If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses and disbursements incurred by Landlord in taking such remedial action.

SECTION 16.03. In the event Landlord elects to terminate this Lease by reason of an Event of Default or in the event Landlord elects to terminate Tenant's right to possession of the Leased Premises without terminating this Lease, Landlord may hold Tenant liable for all rent and other indebtedness accrued to the date of such termination, plus such future rent and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the balance of the term of the Lease had Landlord not elected to terminate the Lease or Tenant's right to possession. Actions to collect amounts due by Tenant provided for in this paragraph of Section 16.03 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of such period.

In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord at Houston, Harris County, Texas, in addition to any sum provided to be paid above: broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the costs of removing and storing Tenants or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord's remedies.

SECTION 16.04. Tenant and Landlord agree that Landlord shall have a duty to make a "reasonable attempt" to relet the Leased Premises in the event such Leased Premises should become vacant due to an Event of Default by Tenant. Tenant agrees that Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished, because of Landlord's failure to actually relet the Leased Premises or collect rent due with respect to such reletting so long as Landlord has fulfilled its duty to make a "reasonable attempt" to relet.

Landlord and Tenant agree that Landlord shall be conclusively deemed to have made a "reasonable attempt" to relet the Leased Premises by doing the following:
(a) posting a "For Lease" sign on the Leased Premises, and (b) advising Landlord's leasing staff of the availability of the Leased Premises, and (c) advising at least one commercial brokerage entity familiar with the market in which the Shopping Center is located of the availability of the Leased Premises.

In make its "reasonable attempt" to relet the Leased Premises, Landlord will use the same efforts as it uses to lease other available space in the Shopping Center; however, Landlord shall not in any event be required to give any preference or priority to the leasing of the Leased Premises over any other space that Landlord may have available in the Shopping Center. Landlord shall not be required to: (i) take any instruction or advice given by Tenant regarding reletting the Leased Premises; (ii) accept any proposed tenant unless such tenant has a credit-worthiness acceptable to Landlord in its sole discretion;
(iii) accept any proposed tenant unless such tenant leases the entire Leased Premises upon terms and conditions satisfactory to Landlord in its sole discretion (after giving consideration to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs); or (iv) consent to any assignment or sublease for a period which extends beyond the expiration of the current term or which Landlord would not otherwise be required to consent to under the provisions of this Lease.

If Landlord receives any payments from the reletting of the Leased Premises, any such payments shall first be applied to any costs or expenses incurred by Landlord as a result of Tenant's Event of Default under the Lease, including but not limited to leasing and brokerage fees (including expenses to third party brokers, to Landlord's affiliates and employees of Landlord and its affiliates), attorney's fees, and construction expenses relating to reletting the Leased Premises (whether paid to a third party contractor or to the Tenant as a construction allowance) and in no event shall Tenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the rent herein reserved.

SECTION 16.05. In the event that Landlord has to pursue any of its rights or remedies under this Lease, Landlord shall be entitled to recover from Tenant all reasonable costs incurred by Landlord in attempting to collect such sum, including reasonable attorneys' fees.

SECTION 16.06. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have a reasonable period, but in no event less than thirty (30) days, in which to commence to cure any such default. Unless and until Landlord fails so to commence to cure any default after such notice or having so commenced thereafter fails to exercise reasonable diligence to complete such curing, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as independent covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Shopping Center and not thereafter.

SECTION 16.07. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or any other sums due under this Lease will cause Landlord to incur various expenses not contemplated by this Lease, the exact amount of which are presently difficult to ascertain. Accordingly, if any payment of Minimum Rent or any other sum due from Tenant under this Lease shall not be received by Landlord when due, then, in addition to such required payment, Tenant shall also pay to Landlord a "Late Charge" equal to five cents ($0.05) for each One Dollar ($1.00) so past due. Landlord and Tenant agree that such Late Charge represents a fair and reasonable estimate of the expenses that Landlord will incur by reason of such late payment by Tenant. Acceptance of such Late Charge by Landlord shall not constitute a waiver of Tenant's default with respect to any such past due amounts, nor prevent Landlord from exercising any other rights and remedies granted to Landlord under this Lease or at law or in equity. Such Late Charge shall constitute additional rental payable by Tenant under this Lease and is in addition to, and separate from, the Minimum Rent and other charges payable under this Lease by Tenant.

                            ARTICLE XVII - NON-WAIVER

SECTION 17.01. Neither acceptance of rent (or any portion thereof) or any other sums payable by Tenant hereunder (or any portion thereof) by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver as to any breach of any covenant or condition of Tenant contained herein nor a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation. No right or remedy of Landlord hereunder or covenant, duty or obligation of Tenant hereunder shall be deemed waived by Landlord unless such waiver be in writing, signed by Landlord.

                     ARTICLE XVIII - LANDLORD-TENANT RELATION

SECTION 18.01. The relation created by this Lease Contract is that of landlord and tenant. No provision of this Lease shall be construed in such a way as to constitute Landlord and Tenant joint venturers or co-partners or to make Tenant the agent of Landlord or to make Landlord liable for the debts of Tenant.


                          ARTICLE XIX - EMINENT DOMAIN

SECTION 19.01. If there shall be taken during the term of this Lease any portion of the Leased Premises, by any authority having the power of eminent domain, then and in that event, the term of this Lease shall cease and terminate, and the date of such termination shall be, at Landlord's election, either the date upon which possession shall be tendered to such authority by Landlord or the date upon which possession is taken by such authority.

SECTION 19.02. Whether or not any portion of the Leased Premises may be taken by such authority, Landlord may nevertheless elect to terminate this Lease or to continue this Lease in effect in the event any portion of any building in the Shopping Center or more than ten percent (10%) of the Common Area of the Shopping Center be taken by such authority.

SECTION 19.03. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the fee or the leasehold interest, whether as damages or as compensation, will be the property of Landlord. Tenant hereby assigns to Landlord all proceeds, whether by way of compensation or damages, otherwise payable to Tenant for the leasehold interest by reason of such taking.

SECTION 19.04. If this Lease should be terminated under any provision of this Article, rental and other sums due and payable by Tenant hereunder shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant an equitable portion of any such rental and other sums paid in advance but not yet earned by such date.

SECTION 19.05. In the event that any authority having the power of eminent domain requests that Landlord convey to such authority all or any portion of the Shopping Center or all or any portion of the Leased Premises, Landlord shall have the right to make a voluntary conveyance to such authority of all or any portion of the Shopping Center or all or any portion of the Leased Premises whether or not proceedings have been filed by such authority; and in the event of any such voluntary conveyance, it shall nevertheless for all purposes hereunder be deemed that there has been a taking by such authority of the property voluntarily conveyed by Landlord. Accordingly, all of the provisions of Sections 19.01, 19.02, 19.03 and 19.04 hereof shall be applicable notwithstanding such voluntary conveyance.

                            ARTICLE XX - HOLDING OVER

SECTION 20.01. If Tenant should remain in possession of the Leased Premises after the expiration of the term of this Lease, without the execution of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, subject to all the covenants and obligations of this Lease, except that as liquidated damages by reason of such holding over, the monthly amounts payable by Tenant under this Lease shall be increased to two hundred percent (200%) of the monthly amounts payable in the last month of the stated term.

SECTION 20.02. The above described tenancy from month-to-month may be terminated by either party upon thirty (30) days notice to the other.

SECTION 20.03. Any rent due after notice has been given is to be calculated according to Section 20.01 on a prorata basis. If upon notice of termination by Landlord, Tenant tenders rent in excess of the amount due and payable pursuant to the formula in Section 20.01, and Landlord accepts such payment, the acceptance of such payment will not operate as a waiver by Landlord of the notice of termination, unless such waiver is in writing and signed by Landlord. Any such excess amounts tendered and accepted shall be promptly refunded by Landlord, after deducting therefrom any amounts owed Landlord.

                        ARTICLE XXI - LANDLORDS MORTGAGEE

SECTION 21.01. Other than inter-company loan(s), Landlord warrants that as of the date of this Lease, no mortgages or deeds of trust encumber the Shopping Center. Tenant agrees that its interest under this Lease shall be subordinate to any mortgage, deed of trust or similar device now or hereafter placed upon the Leased Premises or all or any portion of the Shopping Center by Landlord if the mortgagee or beneficiary under said deed of trust or lender for whose benefit any other security device is created so elects, and, upon notice to Tenant of such election, Tenant will execute any instruments required to evidence such subordination; provided, however, any such subordination instruments shall provide that, in the event of foreclosure or conveyance in lieu of foreclosure, Tenant's rights under this Lease shall not be disturbed by the mortgagee or beneficiary so long as Tenant is not in default of any of its obligations under this Lease beyond any applicable notice and cure periods. Likewise, such mortgagee or beneficiary under said deed of trust or lender for whose benefit any other security device is created may elect, by notice to Tenant, to make this Lease superior to such mortgage or deed of trust or other security device; and in the event of any such election, Tenant will execute any instruments required to evidence such superiority.

SECTION 21.02. Landlord and Tenant shall execute and deliver to each other, at such time or times as either Landlord or Tenant may request, a certificate stating:

        (a)     Whether  or not the  Lease  is in full  force  and  effect;

        (b)     Whether  or not the Lease has been  modified  or  amended in any
                respect,   and  submitting  copies  of  such   modifications  or
                amendments,  if any;

        (c) Whether or not there are any existing defaults under this Lease to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any; and

        (d)     Such  other  information  as may be  reasonably  requested.

The aforesaid certificate(s) shall be delivered to Landlord or Tenant, as the case may be, promptly upon receipt of a written request therefore, but in no event more than five (5) days following receipt of such request.

SECTION 21.03. This Lease is made by Landlord and accepted by Tenant subject to any and all matters of record affecting the Leased Premises or the Shopping Center. Nothing contained herein shall diminish the covenant of quiet enjoyment set forth in Section 25.12 hereof.

                         ARTICLE XXII - ADDITIONAL RENT

SECTION 12.01. In addition to Minimum Rent, Tenant shall pay to Landlord as additional rent a "Common Area Payment", "Tax Payment", and "Insurance Payment" in the amounts provided in Article I.10 hereof, subject to adjustment as hereinafter set forth.

        A. "Common Area Operating Costs" shall mean, with respect to the Common Area, all costs and esxpenses paid or incurred by Landlord at its election in connection with: sweeping, cleaning, maintaining, restriping and repairing; lighting (including replacement of bulbs and ballasts, and painting, repairing and maintaining of light standards); providing project identification signs; providing signs and/or personnel for assisting in traffic control and management; constructing, operating, repairing and maintaining any necessary on-site or off-site utilities; providing and maintaining planting and landscaping; providing security services (if any) with respect to the Common Area; utilities charges; repairing and maintaining the roof of the Leased Premises and the building of which they are a part

(including repairs to provide for adequate drainage); repairing and maintaining the structural portions of the Leased Premises and the building of which they are a part and utility lines which do not exclusively serve one tenant; overhead canopies; sprinklers and sprinkler risers, sidewalks (including steam cleaning); costs incurred by Landlord in providing with trash removal services for Tenant and other tenants and occupants of the Shopping Center (to the extent that Landlord elects to provide such services); exterminating and pest control in and about the Leased Premises and Shopping Center; periodic repainting and repairs of exterior walls, fascias and parapets of the buildings in the Shopping Center; plus all other costs and expenses relative to operating and managing the Common Area including, without limitation, subdivision maintenance fees or dues, property owners association fees or dues and similar charges, reasonable annual charges for reserves ("Capital Reserve") established by Landlord for future replacements or improvements to the Common Area; plus a reasonable management fee based on Landlord's gross revenues of the Shopping Center calculated in accordance with generally accepted accounting principles. In no event will annual charges for the Capital Reserve exceed fifteen percent (15%) of the aggregate of other Common Area Operating Costs. Any "Capital Item" (which is defined as any single item of repair or improvements costing more than $10,000.00 and ordinarily capitalized under generally accepted accounting principles, consistently applied) shall be charged against the Capital Reserve and not otherwise included in Common Area Operating Costs. To the extent that the Capital Reserve should ever be insufficient to cover the cost of any Capital Item, Tenant shall not be responsible for any portion of the deficiency.

        B. "Taxes", as used herein, shall mean all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority or which accrue on the Shopping Center for each calendar year (or portion thereof) during the term of this Lease, including, without limitation, professional fees and expenses incurred by Landlord for ad valorem tax consultants or tax-rendering services and all penalties, interest and other charges (with respect to Taxes) payable by reason of any delay in or failure or refusal of Tenant to make timely payment as required under this Lease. Tenant waives any rights it may have pursuant to statutory or common law to protest the appraised value of the Shopping Center or to appeal the same.

        C. "Insurance Premiums" shall mean the total annual insurance premiums which accrue on all fire and extended coverage insurance, boiler insurance, public liability and property damage insurance, rent insurance and other insurance which, from time to time, may at Landlord's election be carried by Landlord with respect to the Shopping Center during any applicable calendar year (or portion thereof) occurring during the term of this Lease; provided, however, in the event that during any such calendar year all or any part of such coverage is written under a "blanket policy" or otherwise in such manner that Landlord was not charged a specific insurance premium applicable solely to the Shopping Center, then in such event, the amount considered to be the Insurance Premium with respect to such coverage for such calendar year shall be that amount which would have been the annual insurance premium payable under the rates in effect on the first day of such applicable calendar year for a separate standard form insurance policy generally providing such type and amount of coverage (without any deductible amount) with respect to the Shopping Center (considering the type of construction and other relevant matters) irrespective of the fact that Landlord did not actually carry such type policy.

        D. "Tenant's Share" as applied to Common Area Operating Costs, Taxes and Insurance Premiums means a sum calculated by multiplying Common Area Operating Costs, Taxes and Insurance Premiums (as the case may be) by a fraction, the NUMERATOR of which is the ground floor area (in square feet) of the Leased Premise and the DENOMINATOR of which is the aggregate leasable ground floor area (in square feet) in all buildings in the Shopping Center on the first day of January for the calendar year for which any calculation referred to in this
Article XXII is being made. For any period less than twelve (12) full calendar months, a pro rata portion of the resulting product shall be calculated to determine Tenant's Share.

If any third party tenant in the Shopping Center ("Excluded Tenant") is (i) maintaining portions of the Common Area, and/or (ii) paying real estate taxes based on a separate rendering of said tenant's premises, and/or (iii) maintaining its own policies for the types of insurance identified in this
Article XXII, then as to Common Area Operating Costs and/or Taxes and/or Insurance Premiums (as the case may be), the term "Tenant's Share" shall be amended by adjusting the denominator of the fraction referenced hereinabove by excluding therefrom the ground floor area (in square feet) of any premises in the Shopping Center leased to each "Excluded Tenant". In no event shall the costs expended by Excluded Tenants and attributable to (i), (ii) or (iii) above be included in Common Area Operating costs, Taxes and Insurance Premiums (as the case may be) for which Tenant is obligated to pay its pro rata share.

SECTION 22.02. Unless and until there is an increase in amounts paid by Landlord for Common Area Operating Costs, and/or Taxes and and/or Insurance Premiums, Tenant shall pay its Common Area Payment, Tax Payment, and Insurance Payment monthly in advance for each and every month during the term of this Lease (charges for any partial month to be pro-rated).

SECTION 22.03. Landlord shall have the right, exercisable by written notice from time to time during the Lease term, to adjust amounts payable by Tenant for its Common Area Payment and/or Tax Payment and/or Insurance Payment to reflect cost increases incurred by Landlord and any of the aforesaid items as to which Landlord shall have given such notice are collectively referred to in this Section 22.03 as "Such Costs".

If Landlord gives notice to Tenant as provided in the preceding paragraph, then (with respect to any costs as to which Landlord shall have so given notice) the following shall apply:

        (1) Landlord may give notice to Tenant of Landlord's estimate of Tenant's Share of any of Such Costs, and thereafter Tenant shall pay Landlord on the first day of each month, monthly in advance, one-twelfth (1/12th) of the amount(s) so estimated by Landlord.

        (2) At the end of each calendar year, including the calendar year during which this Lease terminates, Landlord will give Tenant notice of (a) the total amount(s) paid by Tenant for such calendar year and (b) the actual amount of Tenant's Share of any of Such Costs for such calendar year. If the actual amount of Tenant's Share of any of Such Costs exceeds the aggregate amount(s) paid by Tenant, Tenant shall pay to Landlord the deficiency within ten (10) days following notice from Landlord. If the aggregate amount(s) previously paid by Tenant with respect thereto exceeds Tenant's Share of any of such Costs, then Landlord will either credit the surplus (net of any amounts then owing by Tenant to Landlord) against the next ensuing installment(s) of any of Such Costs payable by Tenant, or refund the net surplus to Tenant.

SECTION 22.04. If there is presently in effect or hereafter adopted any nature of sales tax or use tax or other tax on rents or other sums received by Landlord under this Lease (herein referred to as "Rent Sales Tax"), then in addition to all rent and other payments to be made by Tenant as provided above, Tenant will also pay Landlord a sum equal to the amount of such Rent Sales Tax. The term "Rent Sales Tax" shall not include any income taxes applicable to Landlord. Any Rent Sales Tax shall be due and owing and paid to Landlord at the same time that the rent or other sums for which such Rent Sales Tax is assessed becomes due and payable.

                             ARTICLE XXIII - NOTICE

SECTION 23.01. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered to the Notice Address of either Landlord or Tenant, by hand or sent by United States Registered or Certified Mail, adequate postage prepaid. Either party's address may be changed from time to time by such party by giving notice as provided above, except that the Leased Premises may not be used by Tenant as the sole Notice Address. No change of address of either party shall be binding on the other party until notice of such change of address is given as herein provided. A post office receipt for registration of such notice or signed return receipt shall be conclusive that such notice was delivered in due course of mail if mailed as provided above. For purposes of the calculation of various time periods referred to herein, notice delivered by hand shall be deemed received when delivered to the place for giving notice to a party referred to above and notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of
(i) actual receipt as indicated on the signed return receipt, or (ii) three (3) days after posting as herein provided. Finally, any written notice addressed as provided hereinabove and actually received by the addressee, shall constitute sufficient notice for all purposes under this Lease.

                          ARTICLE XXIV - TENANT'S SIGNS

SECTION 24.01. Tenant shall be responsible for the costs and installation of a building fascia sign and a sign under the canopy of the building of which the Leased Premises are a part. Sign plans shall be prepared by Tenant in accordance with the sign criteria of the Shopping Center and submitted to Landlord for Landlord's prior written approval. Except as approved by Landlord in writing, no sign, placard or advertisement, or exterior or interior window sign, placard or advertisement shall be painted, erected or displayed and no awnings shall be erected. Tenant shall cause Tenant's exterior sign to be placed on a time clock and photoelectric cell device such that the electricity illuminating such sign shall keep Tenant's electric signs on from duck until 11:00 oclock P.M., every day during the lease term.

                   ARTICLE XXV - TERMINOLOGY AND MISCELLANEOUS

SECTION 25.01. With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

The titles of the Articles in this Lease shall have no effect and shall neither limit nor amplify the provisions of the Lease itself. This Lease shall be binding upon and shall accrue to the benefit of Landlord, its successors and assigns.

SECTION 25.02. In all instances where Tenant is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

SECTION 25.03. The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or off-set against any rent and other sums provided hereunder to be paid Landlord by Tenant.

SECTION 25.04. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages; and all liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Shopping Center existing at the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review. The term "Landlord" shall mean only the owner, for the time being of the Shopping Center, and in the event of the transfer by such owner of its interest in the Shopping Center, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration such owner's ownership.

SECTION 25.05. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in Maricopa County, Arizona and Landlord and Tenant hereby submit to the exclusive jurisdiction of the State of Arizona. This Lease shall be construed in accordance with the laws of the State of Arizona, and Maricopa County, Arizona shall be the venue for any litigation arising from the Lease.

SECTION 25.06. So long as Tenant has not been wrongfully or constructively evicted from the Leased Premises, the doctrine of independent covenants will apply in all matters relating to this Lease including, without limitation, all obligations of Landlord and Tenant to perform their respective obligations under this Lease. The preceding sentence shall apply notwithstanding that Landlord may have defaulted in fulfilling a covenant to maintain or repair the Leased Premises even if such default results in the unsuitability of the Leased Premises for Tenant's intended commercial use.

SECTION 25.07. Tenant hereby waives and relinquishes any right to assert, as either a claim or a defense, that Landlord is bound to perform or is liable for the non-performance of any implied covenant or implied duty of Landlord not expressly set forth herein. Tenant waives any implied warranty of Landlord that the Leased Premises are suitable for their intended commercial purpose. Tenant agrees to perform all of its Lease obligations (including without limitation, the obligation to pay rent), notwithstanding an alleged breach by Landlord of any such implied warranty. Tenant agrees that Landlord shall incur no liability to Tenant by reason of any defect in the Leased Premises, whether apparent or latent.

SECTION 25.08. If this Lease is executed by more than one person or entity as "Tenant", each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the parties who have executed this Lease as "Tenant" (herein individually referred to as "Signatory") shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document ("Future Instrument") and bind each of the Signatories who has executed this Lease regardless of whether each Signatory, in fact, executes such Future Instrument.

SECTION 25.09.  Intentionally  Omitted.

SECTION 25.10. Upon written request, Tenant shall provide to Landlord, within fourteen (14) days of such request, a copy of its most recent financial statement including both a balance sheet and income statement. Such request may be made by Landlord from time to time during the Lease Term, but not more often than annually.

SECTION 25.11. If during the term of this Lease Tenant requests that Landlord prepare, review, or negotiate legal documentation for any reason other than a transaction solely between Tenant and Landlord, then Landlord reserves the right to charge Tenant a reasonable fee for the preparation, review and/or negotiation of such documentation. Such fee shall be due and payable to Landlord on demand.


SECTION 25.12. Landlord warrants and covenants that Tenant shall, upon paying the rent and performing the covenants herein set forth, quietly have, hold and enjoy the Leased Premises during the term hereof and any extension thereof.

                        ARTICLE XXVI - BINDING AGREEMENT

SECTION 26.01. The submission of this Lease for examination by Tenant and/or execution thereof by Tenant does not constitute a reservation of or option for the Leased Premises and this Lease shall become effective only upon execution by all parties hereto and delivery of a fully executed counterpart hereof by Landlord to Tenant. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the day and year first written above.

                                           WEINGARTEN NOSTAT, INC.
                                           By:
                                           Name:  /s/Mark D. Stout
                                           Title: Associate General Counsel


                                                               "LANDLORD"

        THIS INSTRUMENT (INCLUDING ALL RIDERS, EXHIBITS AND GUARANTY, IF ANY), CONSTITUTES THE ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT; NO PRIOR WRITTEN OR PRIOR OR CONTEMPORANEOUS ORAL PROMISES OR REPRESENTATIONS SHALL BE BINDING.

ATTEST:                                 MIDNIGHT AUTO FRANCHISE CORP.

                                        By:
----------------------------------         -------------------------------
Secretary                                  President

                                                                 "TENANT"

                    EXECUTION PAGE TO SHOPPING CENTER LEASE

                                                                   MINOR/AZ
                                                                   Rev. 11/11/94

                               CONSTRUCTION RIDER

This Construction Rider is attached to and forms a part of that certain Lease Contract (the "Lease Contract") dated March 14, 2005, between WEINGARTEN NOSTAT, INC., as "Landlord" and MIDNIGHT AUTO FRANCHISE CORP., as "Tenant".


        Section 1.01. The Leased Premises will be tendered to Tenant by Landlord in its existing condition on an "AS-IS" basis without any nature of construction work being performed by Landlord except prior to tender of the Leased Premises to Tenant, Landlord shall install one (1) new 3-ton HVAC unit in the Leased Premises. Tenant has inspected the Leased Premises and accepts them in such "AS-IS" basis, and Landlord shall incur no liability to Tenant by reason of any defects in the Leased Premises, including any latent defects. Tenant may, at its sole cost and expense, make such minor alterations, remodeling and changes to the Leased Premises as it deems necessary for the operation of Tenant's business; provided, however, that prior to commencement of such work, Tenant submits and obtains written approval from Landlord of plans and specifications covering any such work (including the name of the general contractor or contractors that Tenant expects to use in completing such work) and that such work is completed as approved. Tenant is solely responsible for compliance with all municipal, State and Federal rules, regulations, and laws which govern Tenant's construction and occupancy of the Leased Premises. Landlord's approval of Tenant's plans and specifications is to satisfy a condition precedent to the commencement of Tenant's construction, and should not be relied upon by Tenant as a representation or warranty by Landlord of any kind or nature, expressed or implied, all of which are hereby disclaimed. Landlord makes no representation or warranty that Tenant's proposed construction is structurally sound, is in compliance with the above-mentioned rules, regulations, or laws, or is sufficient to obtain all required permits. No change, alteration or remodeling shall at any time be made which shall impair the structural soundness or diminish the value of the Leased Premises. All work done in connection with any change, remodeling or alterations shall be done in a good and workmanlike manner and in compliance with all laws, ordinances, building codes, rules and regulations of appropriate governing authorities and Tenant shall procure any certificates required by any such governing authority at Tenant's sole cost and expense. Tenant will also provide and install all other interior work, trade equipment, furniture, fixtures and effects of every description necessary or appropriate for Tenant's business and all such items to be provided and installed by Tenant shall be new and modern and of first-class quality. Upon completion by Tenant of its work at the Leased Premises, Tenant will furnish Landlord one (1) set of as-built drawings for the electrical and mechanical systems of the Leased Premises.

        Section 1.02. With respect to any labor performed (including professional services) or materials furnished by Tenant at the Leased Premises, the following shall apply: All such labor (including professional services) shall be performed and materials furnished at Tenant's own cost, expense and risk. Labor and materials used in the installation of Tenant's furniture and fixtures, and in any other work on the Leased Premises performed by Tenant, will be subject to Landlord's prior written approval. Any such approval of Tenant's labor shall constitute a revocable license-authorizing Tenant to permit such labor to enter upon the Shopping Center and Leased Premises prior to the commencement of the lease term for so long as Tenant's labor does not interfere with labor utilized by Landlord or any other Tenant. With respect to any contract for any such labor or materials, Tenant acts as a principal and not as the agent of Landlord. Tenant agrees to indemnify and hold Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractors, subcontractors, laborers, materialmen or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to Tenant's work at the Leased Premises. Tenant shall have no authority to place any lien upon the Leased Premises or any interest therein nor in any way to bind Landlord; and any attempt to do so shall be void and of no effect. Landlord expressly disclaims liability for the cost of labor performed (including professional services) or materials furnished by Tenant. If, because of any actual or alleged act or omission of

Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Leased Premises or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its own cost and expense, cause same to be discharged of record by payment, bonding in accordance with the requirements of A.R.S., Section 33-1004, or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in all events, prior to the foreclosure thereof. All of Tenants construction at the Leased Premises shall be performed in strict compliance with the working drawings, all applicable building codes and other legal requirements, and in a good and workmanlike manner satisfactory Landlord's Architect, and in such manner as to not cause Landlord's fire and extended coverage insurance to be canceled or the rate therefor increased. In the performance of such work, Tenant shall not interfere with or delay any work being done by Landlord's contractors. Upon completion by Tenant of its work at the Leased Premises, Tenant shall provide to Landlord a certificate of occupancy (or other certificates evidencing inspection and acceptance of all of Tenant's construction by appropriate government authorities).

        Section 1.03. All improvements constructed by Tenant at the Leased Premises (excepting only Removable Trade Fixtures installed by Tenant) shall, immediately upon such construction, become and remain the property of Landlord; and Tenant shall have no right, title or interest (including lien interest) therein, except only as Tenant under the provisions of the Lease Contract. The aforesaid improvements, if constructed by Tenant, are not intended as any nature of rent or compensation to Landlord.

        Section 1.04. If at any time during the course of Tenant's work at the Leased Premises, the storefront of the Leased Premises is not fully secure, Tenant shall construct a barricade of plywood or other material approved by Landlord to secure the Leased Premises and adjoining lease space.

Section 1.05. Any work at the Leased Premises involving the sprinkler system (if any) serving the Leased Premises shall be performed by Landlord or its contractors at Tenant's cost. Tenant shall pay the cost of any such work (or reimburse Landlord therefor) within ten (10) days after delivery to Tenant of a statement therefor.

        Section 1.06. In the event Tenant fails to satisfy the conditions set forth in Section 1.01 of this Construction Rider and also commence construction on or before the expiration of SEVEN (7) days from the date of tender of possession of the Leased Premises to Tenant, then such failure shall constitute an Event of Default under the Lease Contract and without further notice Landlord shall have the right to either terminate the Lease Contract at any time thereafter or exercise such other remedies as may be available to Landlord pursuant to the terms of the Lease Contract.

        Section 1.07. Upon full completion of Tenant's work at the Leased Premises and Tenant opening for business therein, and provided Tenant is not then in default under the Lease Contract, Landlord shall fund to Tenant, as an "Allowance", an amount equal to the lesser of (i) Tenant's actual cost of improvements in the Leased Premises (which may not include any "Removable Trade Fixtures" as defined in Section 10.02 of the Lease Contract), or (ii) the sum of $18,400.00. Such sum shall be paid to Tenant upon receipt of all of the following:

                (1) Tenant's affidavit, in the form attached hereto as Exhibit "C-1," that such construction has been completed to its satisfaction and in strict with the plans and specifications, which affidavit shall also state the total Building Improvement Costs itemized in reasonable detail;

                (2) Subcontractor's Lien Waiver with respect to the Leased Premises and Shopping Center, in the form attached hereto as Exhibit "C-2," executed by all subcontractors and materialmen who shall have furnished labor and/or materials for the work over $500.00;

                (3) Paid contractors' invoices or receipts for subcontractors, laborers and materialmen who shall have furnished labor and/or materials for work costing $500.00 or less;

                (4) Notice from Tenant to Landlord that tenant has opened for business at the Leased Premises and execution by Tenant and delivery to Landlord of a commencement letter indicating the commencement and termination dates of the lease term.

                (5) Payment by Tenant to Landlord of such Minimum Rent and other sums as shall have come due between the Commencement Date of the lease term and the date upon which Tenant makes application for payment of its Allowance (but in all events, not less than Minimum Rent for the first month of the lease term).

Tenant must submit the foregoing items and apply for the Allowance, if at all, no later than one hundred eighty (180) days following the Commencement Date, and in the event Tenant fails to do so, Landlord shall not thereafter be obligated to fund the Allowance or any portion thereof.

                                 EXEHIBIT "C-1"

                               TENANT'S AFFIDAVIT
                             ----------------------

STATE OF ____________________           {
                                        {
COUNTY OF ___________________           {

     BEFORE ME, the undersigned authority, personally appeared _________________ __________________________, who, being by me duly sworn, states as follows:

                                       I.

     I am the duly constituted representative of ___________________________ (TENANT NAME), the Tenant under and by virtue of a Lease Contract with Weingarten Nostat, Inc. for a certain premises in ______________ Shopping Center located in ________________ (CITY), ____________________ (STATE).

                                      II.

     As an inducement to Landlord to pay Tenant the sum of _____________________ __________________ (AMOUNT DUE) as a construction "Allowance" (as defined in the Lease), I do hereby certify as follows:

(a)       The Construction of the Leased Premises has been completed to Tenant's
          satisfaction   and  in   strict   accordance   with  the   plans   and
          specifications mutually agreed upon as provided in the Lease.

(b) The total amount paid by Tenant for all construction work is the sum of $>.

(c)       Tenant opened for business at the Leased Premises on >, 20>.

          SIGNED THIS ________ DAY OF _________________, 20>.


                                        ______________________________
                                        Tenant's name

                                        By: __________________________
                                            Authorized Agent

STATE OF __________________________     {
                                        {
COUNTY OF _________________________     {

         SWORN TO AND SUBSCRIBED before me this ________ day of _________, 20__.

                                         _______________________________
                                         Notary Public, State of _______
                                         Print name:____________________
                                         My commission Expires__________

                                 EXEHIBIT "C-2"

                UNCONDITIONAL WAIVER AND RELEASE ON FINAL PAYMENT
            --------------------------------------------------------

Project:___________
Job No.:___________

          The undersigned has been paid in full for all labor, services, equipment or material furnished to the jobsite or to COMPANY NAME: _____________ _____________________________, on the job of ___________________________________
located at _____________________________________________________________________
and does hereby waive and release any right to mechanic's lein, any state or federal statutory bond right, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to claim or payment rights for persons in the undersigned's position, except for disputed claims for extra work in the amount of $__________.

          The undersigned warrants that he either has already paid or will use the monies he receives from this final payment to promptly pay in full all of his laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment and services provided for or to the above-referenced project.

          Date: _______________

                                          Company: _____________________________

                                                By:  ___________________________
                                                Its: ___________________________

NOTICE

          THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

STATE OF  _____________)
                       )
COUNTY OF _____________)

The above instrument was acknowledged before me this ____________________ day of ___________, 20__, by ______________________________________.


                                         _______________________________
                                         Notary Public


                                         My commission Expires:
                                         ______________________

                                                                           OPT-2
                                  OPTION RIDER

          This Option Rider is attached to and forms a part of that certain Lease Contract (the "Lease Contract") dated March 14, 2004, between WEINGARTEN NOSTAT, INC., as "Landlord," and MIDNIGHT AUTO FRANCHISE CORP., AS "TENANT."

          Contingent upon Tenant satisfying al of the following conditions, Tenant is hereby granted an option to extend the lease term, as set forth in
Section 3.01. of the Lease Contract (the "Primary Term") for two (2) additional periods of Sixty (60) full calendar months each (the "1st Extention Term" and "2nd Extention Term"), said conditions being that:

(i)       At the time of exercise of this 1st Extention Term (and  2nd Extention
          Term), Tenant shall not be default of the Lease beyond any applicable notice and cure periods set forth in the Lease.

(ii) Except as specifically provided in this subparagraph (ii), Tenant shall not have assigned the Lease Contract or any interest therein or sublet (or otherwise permitted occupancy by any third party of) all or any portion of the Leased Premises during the Primary Term (any such assignment, subletting or occupancy being subject to the provisions of
          Article VIII of the Lease Contract) regardless of whether any such assignment, sublease or occupancy is then still in effect and regardless of whether Landlord shall have consented to any such assignment, subletting or occupany. Notwithstanding the foregoing, Landlord agrees that in the event of a Permitted Sublease, or in the event there has been an assignment of this Lease and the assignee under any such agreement meets ALL of the conditions set forth in
          Section 8.01.B. of the Lease, the provisions of this paragraph (ii) shall not apply and this option to extent the term of the Lease shall remain in effect.

(iii) Tenant shall have given notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the Primary Term of Tenant's exercise of the option for the 1st Extention Term;

          Tenant shall have given notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the 1st Extention Term of Tenant's excercise of the option for the 2nd Extension Term.

          Time is of the essence in the exercise of these options and should Tenant fail to exercise said options by timely notice, said options shall lapse and be of no further force or effect.

          Tenant further acknowledges that a failure to properly exercise the option for 1st Extention Term as provided hereinabove, shall render Tenant's option for the 2nd Extension Term null and void and without further force and effect.

          In the event that Tenant effectively exercises the option(s) herein granted, then all of the terms and provisions of the Lease Contract as are applicable during the Primary Term shall likewise be applicable during 1st and 2nd Extention Terms, except:

(a) Tenant shall have no further right to renew or extend the lease term after the expiration or other termination of the 2nd Extention Term;

(b) The "Minimum Rent" (as defined in Article 1.6 of the Lease Contract) which shall be due and payable each month during each Extention Term at the same time and place, and in the same manner, as set forth in
          Section 4.01 of the Lease Contract (relative to payment of Minimum Rent during the Primary Term), shall be:

          Lease Year 1 of the 1st Extention Term: $[*] per month Lease Year 2 of the 1st Extention Term: $[*] per month Lease Year 3 of the 1st Extention Term: $[*] per month Lease Year 4 of the 1st Extention Term: $[*] per month Lease Year 5 of the 1st Extention Term: $[*] per month

          Lease Year 1 of the 2nd Extention Term: $[*] per month Lease Year 2 of the 2nd Extention Term: $[*] per month Lease Year 3 of the 2nd Extention Term: $[*] per month Lease Year 4 of the 2nd Extention Term: $[*] per month Lease Year 5 of the 2nd Extention Term: $[*] per month

          References in this Rider and the Lease Contract to the "term" or the "lease term" shall be understood to refer to both the Primary Term and (if Tenant's option(s) therefor are effectively exercised in accordance with the provisions hereof) also the hereinabove stated Extention Term(s) unless interpretation is expressly negated.

                               [GRAPHIC OMITTED]






The "Leased Premises" as shown hereon is for MIDNIGHT AUTO FRANCHISE CORP. Subject to the terms of the Lease, any future construction by the Landlord within the Shopping Center will not affect the validity of the Lease covering the Leased Premises. Subject to terms of the Lease, Landlord may elect to change location, size, layout, or other details of any buildings, or Common Area in the Shopping Center and/or to construct other buildings in the Shopping Center and such changes will not affect the validity of the Lease covering the Leased Premises.

The post office address designated hereon, is subject to change at any time.

                                                          INITIAL FLOOR NO:
                                                                       000
                                                                   UNIT NO:
                                                                       00F
                                                                PROJECT NO:
                                                                      0172

                                  EXHIBIT "A"

                                  PUEBLO ANORIZA CENTER

That portion of the Northwest quarter of Section 12, Township 1 South, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particulary described as follows:

BEGINNING at a point from which the Northwest corner of said Northwest quarter bears 55.00 feet North and 75.00 feet West therefrom;

thence South 45 degrees 16 minutes 22 seconds West a distance of 28.32 feet;

thence South 00 degrees 21 minutes 16 seconds West a distance of 200.00 feet to the TRUE POINT OF BEGINNING;

thence South 89 degrees 48 minutes 33 seconds East a distance of 170.00 feet along the Southernmost property line of that property now or formerly owned by TACO CALIENTE, INC. to a point;

thence North 00 degrees 21 minutes 16 seconds East a distance of 220.00 feet to a point on the Southernmost right-of-way line of Guadalupe Road;

thence South 89 degrees 48 minutes 33 seconds East along a line 55.00 feet South of and parallel to the North line of said Northwest quarter a distance of 820.00 feet;

thence South 00 degrees 11 minutes 27 seconds West a distance of 390.00 feet;

thence South 55 degrees 41 minutes 27 seconds West a distance of 285.00 feet;

thence South 31 degrees 28 minutes 02 seconds West a distance of 384.43 feet;

thence South 57 degrees 21 minutes 16 seconds West a distance of 260.00 feet;

thence North 89 degrees 38 minutes 44 seconds West a distance of 340.00 feet;

thence North 00 degrees 21 minutes 16 seconds East along a line 55.00 feet East of and parallel to the West line of said Northwest quarter a distance of 800.00 feet to the POINT OF BEGINNING.



                                  EXHIBIT "B"

                                                                  Hand Delivered


[GRAPHIC OMITTED]  3101 North Central Avenue
                   Suite 990
                   Phoenix, Arizona 85012
                   (602) 263-1166
                   1-800-600-0886
                   Fax (602) 263-8852

                                 TENDER LETTER
                               ------------------

March 17, 2005

TENANT:               Midnight Auto Franchise Corporation
                      3872 Rochester Road
                      Troy, MI. 78083
                      Attn: Dennis Spencer
                      846 37592 8670

LEASED PREMISES:      1835 E Guadalupe Road, Ste. E-116
                      Tempe, AZ 85283
                      WRI#L0172 - Pueblo Anozira Shopping Center

Dear Mr. Spencer:

We are in receipt of your signed lease dated March 14, 2005 between Weingarten Nostat, Inc. ("Lessor") and Midnight Auto Franchise Corporation ("Lessee") and are pleased to hereby tender possession of the above referenced premises for your use and occupancy effective FRIDAY MARCH 18, 2005.

Pursuant to Section 1.01 of the lease contract, the Lease Premises is being tendered in its existing condition, on an "AS-IS" basis with exception that prior to the tender of the Leased Premises, Landlord shall install a new three
(3) ton HVAC unit. As of the date of this letter, Tenant's franchisee has accepted possession of the premises and is actively under construction within the space. Tenant's franchisee furthermore acknowledges that the installation of the new three (3) ton HVAC unit is not complete. Both parties have mutually agreed that the HVAC work will be complete on or before Tenant's anticipated opening date of April 4, 2005.

Tenant is solely responsible for procuring any and all permits, inspections and certificates required for Tenant's improvement work and will obtain written authorization from Landlord prior to the commencement of any construction within the Leased Premises. Tenant shall further warrant all construction within the Leased Premises is completed in a workmanlike manner and in strict compliance with all City, State and County laws, ordinances and building codes.

Your premises is equipped with a Best brand Access System, lock code WC28. For your safety this key is not duplicable - however, you are free to change your lockset(s), request additional keys, or coordinate one (1) complimentary lock change with your Property Manager, NANCY LINDY who can also be reached at (602) 263-1166.

My card is enclosed; I will be your contact for all construction issues from now until the date you open for business. Please feel free to contact me with any questions. Welcome to PUEBLO ANOZIRA SHOPPING CENTER!


Sincerely,
WEINGARTEN NOSTAT, INC.
By: Weingarten Realty Investors



/s/Jennifer Cummings
Jennifer Cummings
Associate Project Manager

cc: Nancy Lindy * Miles Sanchez * Chris Byrd * Don Pobst * Diana Jebousek *
    Gary Wankum * Margie Medrano

[GRAPHIC OMITTED]  3101 North Central Avenue
                   Suite 990
                   Phoenix, Arizona 85012
                   (602) 263-1166
                   1-800-600-0886
                   Fax (602) 263-8852


March 17, 2005                               CERTIFIED/RETURN RECEIPT
                                           ----------------------------
                                             #7004 2510 0003 8580 5543

Mr. Dennis Spencer
Midnight Auto Franchise Corp
3872 Rochester Road
Troy, MI 78083

RE: YOUR NEW BUSINESS LOCATED AT PUEBLO ANOZIRA SHOPPING CENTER, 1835 E. GUADALUPE ROAD, SUITE 116, TEMPE, AZ 85283 (UNIT:DOF)

Mr. Spencer:

We are pleased to welcome Midnight Auto Francise Corp. as a new tenant at Pueblo Anozira. It is always exciting to be involved with a project from the beginning, yet sometimes difficult to cover all the bases. Although you will be coordinating your build-out with our Construction Department, I wanted to take a moment of your time and introduce myself. I will be your Property Manager and stand ready to assist you with anything that might arise. Specifically, your sign approval, lock change and any common area needs or concerns. However, don't hesitate to call me if I can be of assistance.

To clarify any special questions you may have, I am providing the following information in case we have not already discussed these items:

1. LOCK CHANGES - It is very important to have the lock cores changed at the appropriate time, so you are no longer on the Landlord lock system. Please call me 602-217-8846 and I will cooridinate your free lock change. There is no charge if you schedule the standard five day turn-around. The lock changes are only applicable to the front doors. There will be an extra charge for any back doors or interior doors. A maximum of four keys will be available at no charge.

2. ELECTRICAL SERVICE - It is very important that you contact Salt River Project at 602-236-8833 and discuss the requirements of changing service into your name, so that you will be prepared to do this at the appropriate time.

3 WATER SERVICE - At the time your lease was written it was thought that your lease space was served by a dedicated meter which you would have put in your name. We have since determined that your space actually is on a shared meter which can serve other merchants also. I will explain this to you in more detail when we speak, but for now it is important for you to know that your prorata share of the water cost is $50.00. Please include this amount with your first month's rent check as well as all future payments.

4. GAS SERVICE - If this space is served by a gas meter, you should contact the gas company to have the account established in your name at the appropriate time.

5. TENANT FASCIA SIGNS - Attached to this letter is a copy of the sign criteria. This criteria should be given to your sign manufacturer to ensure all the required specifications are present on the sign drawings. This will allow us to approve your sign drawings promptly.

6. HELPLINES - The helpline provides a list of key contacts and phone numbers as well as a brief description of some important operational information. Please feel free to call anyone on the list or me personally.

MIDNIGHT AUTO FRANCHISE CORP.
Page 2

Again, welcome to PUEBLO ANOZIRA SHOPPING CENTER, and we wish you every success in this new venture.

Sincerely,


WEINGARTEN NOSTAT, INC.
By: Weingarten Realty Investors



Nancy M. Lindy, CMD
Regional Property Manager

NL/mm

cc:  CF/RF #0172-120, #TMIDNAF01
     Sharon McCray
     Nancy Cones
     Walter Douglas, Midnight Auto, 1835 E. Guadalupe Road, Suite 116, Tempe, AZ 85283